Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned in connection with this quarterly report of Health Insurance Innovations, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned’s knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: May 14, 2015

/s/ Michael W. Kosloske
MICHAEL W. KOSLOSKE
CHAIRMAN OF THE BOARD OF DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE OFFICER
(Principal Executive Officer)

Date: May 14, 2015

/s/ Michael D. Hershberger
MICHAEL D. HERSHBERGER
CHIEF FINANCIAL OFFICER AND SENIOR VICE PRESIDENT OF FINANCE AND BUSINESS DEVELOPMENT (Principal Financial Officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Health Insurance Innovations, Inc. and will be retained by Health Insurance Innovations, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.